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                                                                     EXHIBIT 4.8











                         AMERICAN RESTAURANT GROUP, INC.

                                   as obligor

                                   $80,000,000
                   12% Senior Subordinated Debentures due 2003
              -----------------------------------------------------


                                     FORM OF
                                    INDENTURE
                          Dated as of _______ __, _____
              -----------------------------------------------------



                                    [TRUSTEE]
                                     Trustee
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                  INDENTURE, dated as of ______ __, ____, among American
Restaurant Group, Inc., a Delaware corporation (the "Company") and [TRUSTEE], as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 12% Senior Subordinated Debentures due 2003 (the "Debentures"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1.  Definitions.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;
(ii) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and (iii) in the case of an individual
(A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (B) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family. Notwithstanding the foregoing, neither the Initial Purchaser nor any of its Affiliates will be deemed to be Affiliates of the Company.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock or a Subsidiary (other than directors' qualifying shares), property or other assets, including by way of a sale/leaseback transaction (each referred to for the purposes of this definition as a "disposition"), by the Company or any of its Subsidiaries (including any disposition by means of merger, consolidation or similar transaction) other than
(i) a disposition by a Subsidiary to the Company or by the company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) for purposes of the "Limitation on Asset Sales" covenant only, a disposition that constitutes a Restricted Payment permitted by Section 4.8 hereof, (v) the sale, lease, transfer or other disposition of all or substantially all the assets of the Company as permitted under Section 5.1 hereof, (vi) the grant of Liens permitted by Section 4.12 of the indenture governing the Senior Secured Notes and (vii) sales of obsolete or worn-out equipment.




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                                                                               2



                  "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

                  "Closing Date" means the date upon which the Debentures are first issued.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                  "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

                  "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or Senior Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

                  "Consolidated EBITDA" means, with respect to any Person (the referent Person) for any period, consolidated operating profit of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such operating profit
(loss) of such Person for such period, and without duplication) amortization, depreciation and other non-cash charges (including, without limitation, non-cash impairment charges, amortization of goodwill, deferred financing fees and other intangibles but excluding non-cash charges incurred after the date of this Indenture that require an accrual of or a reserve for cash charges for any future period); provided, that the income from operations of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person.

                  "Consolidated Net Worth" means, with respect to any Person, the total stockholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' equity attributable to Disqualified Capital Stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such person or a consolidated subsidiary of such person subsequent to the Closing Date, and (iii) all Investments in persons that are not consolidated Subsidiaries.

                  "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may specify by notice to the Company.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

                  "Definitive Debentures" means Debentures that are in the form of the Debentures attached hereto as Exhibit A, that do not include the footnote thereto.

                  "Depository" means the Person specified in Section 2.3 hereof as the Depository with respect to the Debentures issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                  "Disqualified Capital Stock" means any Equity Interest that either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Senior Secured Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity.

                  "DTC" means The Depository Trust Company.




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                  "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, that are in effect on the date of this Indenture.

                  "Global Debenture" means a Debenture that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 in the form of the Debenture attached hereto as Exhibit A.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Holder" means a Person in whose name a Debenture is registered.

                  "Holdings" means American Restaurant Group Holdings, Inc., a Delaware corporation.

                  "Indebtedness" of any Person means (without duplication) (1) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services (other than liabilities incurred in the ordinary course of business which are not more than 90 days past due),
(iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) as lessee under capitalized leases, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, or (viii) in respect of Hedging Obligations, (2) all liabilities and obligations of others of the type described in clause (1), above, that are Guaranteed by such Person, and (3) all liabilities and obligations of others of the type described in clause (1), above, that are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness in full) be the lesser of (x) the fair market value of such



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                                                                               5



property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Intercreditor Agreement" means the intercreditor agreement among BankBoston, N.A., as agent to the lenders under the New Credit Facility, the Trustee, the Collateral Agent and certain other parties thereto, dated the February 25, 1998.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Junior Securities" means any Qualified Capital Stock and Indebtedness of the Company that is subordinated in right of payment to the Debentures, and has no scheduled installments of principal due, by redemption, sinking fund payment or otherwise, on or prior to August 15, 2003.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Maintenance Test Ratio" means, at any time, the ratio of (i) the result of (x) the aggregate amount of Indebtedness of the Company as of the time of determination plus (y) 110% of the aggregate principal amount of the outstanding Debentures, to (ii) the result of (a) the Consolidated EBITDA of the Company for the last four fiscal quarters from the time of determination less
(b) the aggregate amount of the cash charges in such four-quarter period against the reserve established by the Company relating to the elimination of costs associated with restaurants closed in 1997 and prior years as set forth in "Unaudited Selected Consolidated Pro Forma Condensed Financial Data" contained in the Offering



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Circular plus (c) $2.2 million for the four-quarter period ended June 1998 and
$1.6 million for the four-quarter period ended September 1998.

                  "Material Subsidiary" means any Subsidiary (a) that is a "Significant Subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated by the Commission or (b) is otherwise material to the business of the Company.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sales and dispositions pursuant to sale and leaseback transactions, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss).

                  "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including payments in respect of deferred payment obligations when received), net of (i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company, (ii) taxes actually payable directly as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and (iv) appropriate amounts provided as a reserve by the Company or any Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale.

                  "New Credit Facility means the New Credit Facility, entered into on February 25, 1998 between the Company, certain of its Subsidiaries, the lenders named therein and the agent for such Lenders as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including
(i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time; and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing in an aggregate amount not to exceed $20 million.

                  "Obligations" means any principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company under this Indenture or the Debentures.

                  Offering Circular" means the Company's Offering Circular dated February 17, 1998.




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                                                                               7



                  "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, Chief Operating Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Senior Vice President of the Company.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the President, Chief Financial Officer, Treasurer, Controller or a Senior Vice President of the Company.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Permitted Affiliate Transactions" means (i) employment agreements, stockholder agreements, stock options or other incentive plans existing on the Closing Date or thereafter entered into by the Company or any Subsidiary in the ordinary course of business with the approval of a majority of the disinterested members of the Company's Board of Directors; (ii) transactions between or among the Company and/or its Subsidiaries; or (iii) reasonable and customary fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by a majority of the disinterested directors of the Company's Board of Directors.

                  "Permitted Investments" means (i) Investments in the Company or any Subsidiary (including without limitation, Guarantees of Indebtedness of any such Person), (ii) Investments in Cash Equivalents, (iii) Investments in a Person, if as a result of such Investment (a) such Person becomes a Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary, (iv) Hedging Obligations, (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (vi) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 of this Indenture, (vii) Investments existing on the Closing Date, (viii) accounts receivable owing to the Company or any Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (ix) payroll, travel and similar advances in the ordinary course of business; and (x) loans or advances to employees made in the ordinary course of business.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

                  "QIB" shall mean "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.




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                                                                               8



                  "Qualified Equity Offering" means (i) an underwritten primary public offering of Qualified Capital Stock of the Company pursuant to an effective registration statement under the Securities Act or (ii) a private offering of Qualified Capital Stock other than issuances of common stock pursuant to employee benefit plans or as compensation to employees.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Securities" means Debentures that bear or are required to bear the legends set forth in Exhibit A hereto.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" means all Indebtedness of the Company, unless the instrument governing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Debentures. Notwithstanding the foregoing, Senior Debt of the Company shall not include: (i) Indebtedness evidenced by the Debentures, (ii) Indebtedness of the Company to any Subsidiary of the Company, or (iii) any amounts payable or other Indebtedness to trade creditors created, incurred, assumed or guaranteed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with obtaining goods or services.

                  "Senior Secured Notes" means the Company's 11 1/2% Senior Secured Notes in the aggregate principal amount of $155 million together with the related Indenture under which such 11 1/2% Senior Secured Notes were issued, as the same exist on February 25, 1998 without regard to any subsequent amendment, modification, supplement or waiver.

                  "Subsidiary" means any subsidiary of the Company.

                  "Surviving Entity" has the meaning set forth in Section 5.1 hereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                  "transfer" means any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (or series of related sales, leases, transfers or dispositions) (including, without limitation, by way of merger or consolidation).

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

Section 1.2.  Other Definitions.

                                                                Defined in
      Term                                                       Section
      ----                                                       -------

"Affiliate Transaction"........................................     4.9
"Definitive Debentures"........................................     2.1
"Event of Default".............................................     6.1
"Excess Proceeds"..............................................     4.8
"Excess Proceeds Offer"........................................     4.8
"Excess Proceeds Offer Period".................................     4.8
"Excess Proceeds Payment Date".................................     4.8
"Global Debenture".............................................     2.1
"Maximum Test Ratio"...........................................     4.10
"Paying Agent".................................................     2.3
"Purchase Amount"..............................................     4.8
"Registrar"....................................................     2.3
"Restricted Payments"..........................................     4.7

Section 1.3.  Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Debentures;

         "indenture security holder" means a Holder of a Debenture;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Debentures means the Company and any successor obligor upon the Debentures.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.  Rules of Construction.

                  Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular; and

         (5) provisions apply to successive events and transactions.


                                    ARTICLE 2
                                 THE DEBENTURES

Section 2.1.  Form and Dating.

                  The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be issued in denominations of $1,000 and integral multiples thereof.

                  The Debentures will be issued (i) in global form (the "Global Debenture"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 thereto) and (ii) in definitive form (the "Definitive Debentures"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnote 1 thereto). The Global Debenture shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon; provided, that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2.  Execution and Authentication.

                  Two Officers shall sign the Debentures for the Company by manual or facsimile signature. If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

                  A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Debentures shall be substantially as set forth in Exhibit A attached hereto.

                  The Trustee shall, upon a Company Order, authenticate for original issue up to $80,000,000 aggregate principal amount of each series of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed $80,000,000 except as provided in Section 2.7 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Debentures with respect to record dates) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Except as set forth in the next sentence, the Debentures will initially be issued in the form of one or more registered global Debentures which will be deposited on the Closing Date with, or on behalf of, the Depository and registered in the name of the global Holder. Debentures that are originally issued to or transferred to an institutional "accredited investor" (within the meaning of Rule 501 under the Securities Act) who is not a "qualified institutional buyer" (within the meaning of Rule 144A (a "QIB) or to any other persons who are not QIBs shall be issued in the form of certificated Debentures in registered form substantially in the form set forth in Exhibit A.

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Section 2.3.  Registrar, Paying Agent and Depository.

                  The Company shall maintain (i) an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Debentures may be presented for payment ("Paying Agent"). The Company initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.1, 4.10 and 4.14 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

                  The Company initially appoints DTC to act as Depository with respect to the Global Debentures. The Trustee shall act as custodian for the Depository with respect to the Global Debentures.

Section 2.4.  Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.5.  Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the

Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.  Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Debentures. When Definitive Debentures are presented by a Holder to the Registrar with a request
(1) to register the transfer of the Definitive Debentures or (2) to exchange such Definitive Debentures for an equal principal amount of Definitive Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Debentures so presented have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                  (i) if such Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (iii) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) Transfer of a Definitive Debenture for a Beneficial Interest in a Global Debenture. A Definitive Debenture may be exchanged for a beneficial interest in a Global Debenture only upon receipt by the Trustee of a Definitive Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) written instructions from the entity surrendering such Definitive Debenture directing the Trustee to make an endorsement on the Global Debenture to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Debenture, and

                  (ii) if such Definitive Debenture is a Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) to the effect that such Definitive Debenture is being transferred to a QIB in accordance with Rule 144A;

in which case the Trustee shall cancel such Definitive Debenture and cause the aggregate principal amount of Debentures represented by the Global Debenture to be increased accordingly. If no Global Debenture is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Debenture in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Debentures. The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                  (d) Transfer of a Beneficial Interest in a Global Debenture for a Definitive Debenture. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository) from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Debenture, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Debentures to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Debenture in the appropriate principal amount; provided, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                  (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act..

                  Definitive Debentures issued in exchange for a beneficial interest in a Global Debenture shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

                  (e) Transfer and Exchange of Global Debentures. Notwithstanding any other provision of this Indenture, the Global Debenture may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

                  (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Debentures under this Indenture,

then the Company shall execute and the Trustee shall authenticate and make available for delivery, Definitive Debentures in an aggregate principal amount equal to the aggregate principal amount of the Global Debenture in exchange for such Global Debenture in the names and in such authorized dominations as the Depository shall direct the Trustee and such Debentures shall be made available for delivery to the Persons designated by the Depository.

                  (f) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in the Global Debenture have either been exchanged for Definitive Debentures, redeemed, repurchased or cancelled, the Global Debenture shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Debenture is exchanged for Definitive Debentures, redeemed, repurchased or cancelled, the aggregate principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee to reflect such reduction.

                  (g) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Debentures and Global Debentures at the Registrar's request. All Definitive Debentures and Global Debentures issued upon any registration of transfer or exchange of Definitive Debentures or Global Debentures shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Debentures or Global Debentures surrendered upon such registration of transfer or exchange.

                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 4.8 and 9.5 of this Indenture).

                  The Company shall not be required to (i) issue, register the transfer of or exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; or (iii) register the transfer of or exchange a Debenture between a record date and the next succeeding interest payment date.

                  Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

Section 2.7.  Replacement Debentures.

                  If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the Trustee's requirements for replacements of Debentures are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company or the Trustee may charge for its expenses in replacing a Debenture.

                  Every replacement Debenture is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

Section 2.8.  Outstanding Debentures.

                  The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

                  If a Debenture is replaced pursuant to Section 2.7 hereof, the replaced Debenture ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

                  If the principal amount of any Debenture is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  Subject to Section 2.9 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

Section 2.9.  Treasury Debentures.

                  In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Trustee knows to be so owned shall be considered as not outstanding.

Section 2.10.  Temporary Debentures.

                  Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Debentures that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

                  If temporary Debentures are issued, the Company shall cause definitive Debentures to be prepared without unreasonable delay. The definitive Debentures shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Debentures are listed, all as determined by the Officers executing such definitive Debentures. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency maintained by the Company for such purpose pursuant to Section 4.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

Section 2.11.  Cancellation.

                  The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Debentures in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Debentures to replace Debentures that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Debentures held by the Trustee shall be returned to the Company.

Section 2.12.  Defaulted Interest.

                  If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Debentures and in
Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  Legends.

                  (a) Except as permitted by subsections (b) or (c) hereof, each Debenture shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

                  (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Debenture) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (i) in the case of any Restricted Security that is a Definitive Debenture, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Debenture that does not bear the legends required by subsection (a) above; and

                  (ii) in the case of any Restricted Security represented by a Global Debenture, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Debenture for a Definitive Debenture that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

                  (c) Debentures registered pursuant to an effective registration statement under the Securities Act shall not bear the legends required by subsection (a) above unless the Holder of such Debentures is either
(A) a broker-dealer who purchased such Debentures directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Debentures or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.


                                    ARTICLE 3
                                   REDEMPTION

Section 3.1.  Notices to Trustee.

                  If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and
(iv) the redemption price.

Section 3.2.  Selection of Debentures to Be Redeemed.

                  If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed, or, if the Debentures are not so listed, pro rata, by lot or by such method as the Trustee deems to be fair and reasonable.

                  The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

Section 3.3.  Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Debentures are to be redeemed at such Holder's registered address.

                  The notice shall identify the Debentures to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Debenture is being redeemed in part only, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon cancellation of the original Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued;

                  (4)  the name and address of the Paying Agent;

                  (5) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Debentures or portions of Debentures called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Debentures and/or the section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

                  (8) the CUSIP number of the Debentures to be redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; provided that the Company shall deliver to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.  Effect of Notice of Redemption.

                  Once notice of redemption has been mailed to the Holders in accordance with Section 3.3 herein, Debentures called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Debentures as contemplated by such notice of redemption.

Section 3.5.  Deposit of Redemption Price.

                  On or before the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

                  Interest on the Debentures to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Debentures are presented for payment, if the Company makes or deposits the redemption payment in accordance with this Section 3.5. If any Debenture called for redemption shall not be paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures.

Section 3.6.  Debentures Redeemed in Part.

                  Upon surrender of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.7.  Optional Redemption.

                  The Debentures will be redeemable at the election of the Company, as a whole or from time to time in part, at 110% of the aggregrate principal amount of then outstanding Debentures, plus, without duplication, all accrued and unpaid interest, if any, to the date of redemption.


                                    ARTICLE 4
                                    COVENANTS

Section 4.1.  Payment of Debentures.

                  The Company shall pay the principal and premium, if any, of, and interest on, the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Debentures.

                  The Company shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.  Maintenance of Office or Agency.

                  The Company shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, The City of New York where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

Section 4.3.  Reports.

                  (a) The Company shall file with the Trustee, within 15 days after the time of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided, that the Company shall not be in default of the provisions of this
Section 4.3 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. The Company shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.3 to the Holders at their addresses appearing in the register of Debentures maintained by the Registrar. The Company shall also comply with the provisions of TIA Section 314(a).

                  (b) If the Company is required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee mailed to the Holders at their addresses appearing in the register of Debentures maintained by the Registrar. If the Company is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, then, to the extent not already filed with the Trustee or provided to the Holders pursuant to paragraph (a) above, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries (and similar financial statements for all unconsolidated Subsidiaries, if any), including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders promptly, but in any event, within 90 days after the end of each of the fiscal years of the Company and within 45 days after the end of each of the first three quarters of each such fiscal year.

                  (c) So long as is required for an offer or sale of the Debentures to qualify for an exemption under Rule 144A, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Debentures identified by any Holder of Restricted Securities.

Section 4.4.  Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (provided, that one of the signatories to such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) So long as any of the Debentures are outstanding, the Company shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(5) hereof, an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.  Taxes.

                  The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

Section 4.6.  Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly (to the extent that it may lawfully do so) waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7.  Limitation on Restricted Payments.

                  The Company shall not, and, with respect to clause (ii) below, shall not permit any Subsidiary to, directly or indirectly, take any of the following actions:

                  (i) declare, set aside for payment or pay any dividend on, or make any distribution to the holders of any Junior Securities (other than dividends or distributions payable solely in shares of a class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Securities other than Common Stock, together with cash in lieu of fractional shares); or

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Junior Securities

(such payments or other actions described in (but not excluded from) clauses (i) and (ii) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment
(1) no Default shall have occurred and be continuing, and (2) all accrued interest on the Debentures shall have been paid in full, or funds sufficient for payment thereof have been set apart for payment.

Section 4.8.  Limitation on Asset Sales.

                  The Company shall not, and shall not permit any Subsidiary to, make any Asset Sale unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to such Asset Sale, (ii) at least 75% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents or liabilities of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Debentures) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to the Company and its Subsidiaries with respect to such liabilities), and (iii) within 12 months of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or its Subsidiaries, or (b) used to repay, purchase or otherwise acquire Indebtedness under the New Credit Facility, or (c) used during such 12 months, or withing 60 days after such 12 month period, to purchase or otherwise acquire Debentures, or (d) to the extent not used as provided in clause (a) or (b), applied to make an offer to purchase Debentures as described below (an "Excess Proceeds Offer"); provided, that if the amount of Net Proceeds from any Asset Sale not invested or used pursuant to clause (a), (b) or (c) above is less than $5.0 million, the Company shall not be required to make an offer pursuant to clause
(c) until the aggregate amount of Excess Proceeds from all Asset Sales exceeds $5.0 million. Pending the final application of any such Net Proceeds, the Company or any Subsidiary may temporarily reduce Indebtedness under the New Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

                  For the purposes of this covenant, the following are deemed to be cash: (y) securities received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash and (z) assets related to the business of the Company or its Subsidiaries received in an exchange of assets transaction; provided that (i) in the event such exchange of assets transaction or series of related exchange of assets transactions (each an "Exchange Transaction") involves an aggregate value in excess of $2.5 million, the terms of such Exchange Transaction shall have been approved by a majority of the disinterested members of the Board of Directors,
(ii) in the event such Exchange Transaction involves an aggregate value in excess of $5.0 million, the Company shall have received a written opinion from a nationally recognized independent investment banking firm that the Company has received consideration equal to the fair market value of the assets disposed of and (iii) any assets to be received shall be comparable to those being exchanged as determined in good faith by the Board of Directors.

                  The amount of Net Proceeds not invested, used or applied as set forth in the preceding clauses (a) and (b) constitutes "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Company shall offer to purchase Debentures having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 110% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company must commence such Excess Proceeds Offer not later than 90 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds. If the aggregate purchase price for the Debentures tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

                  Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Company shall purchase and mail or deliver payment for the Purchase Amount for the Debentures or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Debentures tendered pursuant to the Excess Proceeds Offer. The principal amount of Debentures to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Debentures acquired by the Company through purchase or redemption subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

                  Each Excess Proceeds Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14e-1 of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

Section 4.9.  Limitation on Transactions With Affiliates.

                  The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (i) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $1.0 million; provided, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary, (ii) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $2.5 million; provided, that a majority of the disinterested members of the Board of Directors of the Company determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary, (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Subsidiary from a financial point of view, issued by an investment banking firm of national standing and (iv) Permitted Affiliate Transactions and other Restricted Payments permitted by section 4.7 of the indenture governing the Senior Secured Notes.

Section 4.10.  Maintenance Test Ratio.

                  The Company will calculate whether the Maintenance Test Ratio exceeds any of the following respective amounts at the end of the fiscal quarter (the "Maximum Test Ratio") set forth opposite such Maximum Test Ratio:

                  Fiscal Quarter Ended                        Maximum Test Ratio
                  --------------------                        ------------------
         March, June, September, 1998                                6.75
         December 1998                                               6.50
         March, June, September, December 1999                       6.00
         March, June, September, December 2000                       5.50
         March, June, September, December 2001                       5.25
         March, June, September, December 2002
           and each quarter thereafter                               5.00

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.1.  When the Company May Merge, etc.

                  The Company shall not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person (whether or not the Company is the surviving corporation) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries) to any other Person or Persons, unless at the time and immediately after giving effect thereto:

                           (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

                           (ii) the Debentures shall be converted into or exchanged for and shall become debt of the Surviving Entity having in respect of the Surviving Entity the same rights and privileges that the Debentures had immediately prior to such transaction with respect to the Company, and the Surviving Entity (if other than the Company) or the Person to which such transfer has been made shall assume all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Debentures and this Indenture;

                           (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default, and no event that after the giving of notice or lapse of time or both would become a Default, shall have occurred and be continuing;

                           (iv) the Company (or the Surviving Entity as the case may be) has (A) a Consolidated Net Worth (immediately after giving effect to such transaction, but prior to any purchase accounting adjustments from such transaction) not less than 100% of the Consolidated Net Worth of the Company immediately before such transaction and (B) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), could incur at least $1.00 of additional Indebtedness pursuant to the "Interest Coverage Ratio" set forth section 1.1 of the indenture governing the Senior Secured Notes; and

                           (v) the Company or the Surviving Entity shall have delivered to the Holders an Officers' Certificate, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition comply with this Indenture.

Section 5.2.  Successor Substituted.

                  In the event of any transaction (other than a lease) contemplated by Section 5.1 hereof in which the Company is not the surviving Person, the successor formed by such consolidation or into or with which the Company is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its Obligations under this Indenture and the Debentures with the same effect as if such successor Person had been named as the Company herein or therein.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.1.  Events of Default.

                  An "Event of Default" occurs if:

                           (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

                           (2) the Company defaults in the payment of the principal (or premium, if any) on any Debenture when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer or otherwise;

                           (3) the Company defaults in the performance of or breaches the provisions of Section 4.4 hereof and the Default continues for 30 days; or the Company defaults in the performance of or breaches the provisions of Section 4.8 or Article 5 hereof;

                           (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Debentures or this Indenture and the Default continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures, such notice to state that it is a "Notice of Default;"

                           (5) a default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary), whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if (a) either (i) such default results from the failure to pay principal on such Indebtedness or (ii) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $2.5 million in the aggregate; provided that if such default results from a failure to pay principal on the New Credit Facility, such default shall not constitute an Event of Default hereunder until 15 days after such default;

                           (6) a final non-appealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that the aggregate of all such judgments exceeds $2.5 million;

                           (7) written assertion is made by the Company, of the unenforceability of their obligations under the Indenture or the Debentures to which they are a party;

                           (8) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (a)      commences a voluntary case,

                                    (b)      consents to the entry of an order
                                             for relief against it in an
                                             involuntary case,

                                    (c)      consents to the appointment of a
                                             Custodian of it or for all or
                                             substantially all of its property,

                                    (d)      makes a general assignment for the
                                             benefit of its creditors,

                                    (e)      admits in writing its inability to
                                             pay debts as the same become due;
                                             or

                           (10) a court of competent jurisdiction enters an order or decree, and the order or decree remains unstayed and in effect for 60 days under any Bankruptcy Law that:

                                    (a)      is for relief against the Company
                                             or any Material Subsidiary in an
                                             involuntary case,

                                    (b)      appoints a Custodian of the Company
                                             or any Material Subsidiary or for
                                             all or substantially all of their
                                             property,

                                    (c)      orders the liquidation of the
                                             Company, or any Material
                                             Subsidiary. an

                  The Company shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.2.  Acceleration.

                  If an Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.1) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Debentures by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Debentures to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (9) or (10) of Section 6.1 with respect to the Company occurs, all outstanding Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Debentures outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clauses (9) and (10) of Section 6.1) on all Debentures, (iii) the principal of and premium, if any, on any Debentures that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Debentures, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Debentures; (b) all Events of Default, other than the non-payment of principal of and interest on the Debentures that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

Section 6.3.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Debentures to enforce the performance of any provision of the Debentures or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

                  Holders of a majority of the aggregate principal amount of the then outstanding Debentures by written notice to the Company and the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, any Debenture (other than a Default in the payment of principal of, or interest on, the Debentures that have become due as a result of acceleration) or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.  Control by Majority.

                  The Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.6.  Limitation on Suits.

                  A Holder may pursue a remedy with respect to this Indenture or the Debentures only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7.  Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8.  Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Debentures and interest on overdue principal (and premium, if any) and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.  Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor under the Debentures), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Debentures may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in accordance with the requirements of the Intercreditor Agreement and to the extent received in accordance therewith, in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively;

                  Third: without duplication, to Holders for any other Obligations owing to the Holders under the Debentures or this Indenture; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.


                                    ARTICLE 7
                                     TRUSTEE

Section 7.1.  Duties of Trustee.

                           (1) If an Event of Default has occurred and is
continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                           (2) Except during the continuance of an Event of
Default:

                                    (a) The duties of the Trustee shall be
         determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                                    (b) The Trustee may conclusively rely, as to
         the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                           (3) The Trustee may not be relieved from liabilities
for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (a) This paragraph does not limit the effect
         of paragraph (2) of this Section.

                                    (b) The Trustee shall not be liable for any
         error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                    (c) The Trustee shall not be liable with
         respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                           (4) Whether or not therein expressly so provided,
every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

                           (5) No provision of this Indenture shall require the
Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                           (6) The Trustee shall not be liable for interest on
any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                           (7) The Trustee is hereby authorized to act as
Collateral Agent and to enter into the Intercreditor Agreement.

Section 7.2.  Rights of Trustee.

                           (1) The Trustee may conclusively rely upon any
document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                           (2) Before the Trustee acts or refrains from acting,
it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                           (3) The Trustee may act through agents and shall not
be responsible for the misconduct or negligence of any agent appointed with due care.

                           (4) The Trustee shall not be liable for any action it
takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                           (5) Unless otherwise specifically provided in this
Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, on behalf of the Company.

                           (6) Except with respect to Section 4.1, the Trustee
shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.3.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.4.  Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.  Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.2(6)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs.

Section 7.6.  Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Debentures are listed. The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

Section 7.7.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Company and the Trustee by the same counsel, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

                  The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence.

                  To secure the Company's payment obligations in this Section, the Company hereby grants to the Trustee a security interest on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.  Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee, and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

Section 7.9.  Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that, if other than [TRUSTEE] shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The
Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.  Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Debentures.


                                    ARTICLE 8
                           SATISFACTION AND DISCHARGE

Section 8.1. Discharge; Option to Effect Legal Defeasance or Covenant
Defeasance.

                  This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Debentures theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Debentures that have been replaced or paid) to the Trustee for cancellation and the Company have paid all sums payable hereunder. In addition, the Company may elect at any time to have Section 8.2 or
Section 8.3, at the Company's option, of this Indenture applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

Section 8.2.  Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from their respective obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented and this Indenture shall cease to be of further effect as to all outstanding Debentures, except as to be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all other of their respective obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Debentures when such payments are due from the trust described in Section 8.5, (b) the Company's obligations with respect to such Debentures under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Debentures.

Section 8.3.  Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 and Article 5 and Article 10 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Debentures, the Company need not comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3, Sections 6.1(3) through 6.1(10) hereof shall not constitute Events of Default with respect to the Debentures.


Section 8.4.  Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Debentures:

                  (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article 8 applicable to it), in trust, for the benefit of the Holders of the Debentures, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Debentures on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Debentures, and the holders of Debentures must have a valid, perfected, exclusive security interest in such trust, (ii) in the case of Legal Defeasance before the date that is one year prior to the final stated maturity of the Debentures, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance before the date that is one year prior to the final stated maturity of the Debentures, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding other creditors of the Company; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for, in the case of the Officers' Certificate,
(i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and
(v) of this paragraph, have been complied with.

Section 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Debentures.

Section 8.6.  Repayment to the Company.

                  (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.3(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.4 hereof which event would constitute an Event of Default under Section 6.1 (iv) or (v) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any

Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.1. Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture and the Debentures without the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

                  (3) to comply with Article 5 and Section 10.12 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not materially adversely affect the legal rights hereunder or thereunder of any Holder; or

                  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2. With Consent of Holders.

         Subject to Sections 6.4 and 6.7 hereof, the Company and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Debentures, with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures).

         Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

         After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Debenture affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

         Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Debentures held by a non-consenting Holder):

                  (1) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

                  (3) reduce the principal of, or the premium on, or change the fixed maturity of any Debenture or alter Article 3 hereof or numbered paragraphs 5 or 6 of Exhibit A to this Indenture or the price at which the Company shall offer to purchase such Debentures pursuant to Section
         4.8 hereof;

                  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Debenture (other than a Default in the payment of an amount due as a result of an acceleration if the Holders rescind such acceleration pursuant to Section 6.2);

                  (5) make any Debenture payable in money other than that stated in the Debentures;

                  (6) make any change in Section 6.4 or 6.7 hereof or in this
         Section 9.2; or

                  (7) make any change adversely affecting the contractual ranking of the Obligations.

         A meeting of Holders may be called at any time and from time to time by the Company or the Trustee for the purpose of taking or consenting to any action authorized or contemplated to be taken hereunder by the Holders, notice of such meeting to be provided in the manner set forth herein. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders.

Section 9.3. Compliance with Trust Indenture Act.

         If, at the time of an amendment to this Indenture or the Debentures, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4. Revocation and Effect of Consents.

         Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.5, or (ii) such other date as the Company shall designate.

Section 9.5. Notation on or Exchange of Debentures.

         The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment or waiver.

         Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment or waiver.

Section 9.6. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.1. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 10.2. Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

                  If to the Company:

                  American Restaurant Group, Inc.
                  450 Newport Center Drive, 6th Floor
                  Newport Beach, California  92660
                  Attention:  Ken A. Di Lillo
                  Telecopier No.: (714) 721-8941

                  If to the Trustee:

                  [TRUSTEE]
                  [address]
                  Attention:
                  Telecopier No.:

         The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

         Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3. Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 10.4. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 10.5. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with,

provided that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

Section 10.6. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7. Legal Holidays.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8. No Recourse Against Others.

         No director, officer, employee, incorporator, stockholder or controlling person of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Debentures. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

Section 10.9. Governing Law.

         THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY,

GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF DEBENTURES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 10.10. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11. Successors.

         All agreements of the Company in this Indenture and the Debentures shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.12. Severability.

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.14. Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                        AMERICAN RESTAURANT GROUP, INC.

Attest:                                 By:_____________________________________
                                        Name:
                                        Title:

________________________________
Name:
Title:

                                        [TRUSTEE], as Trustee

                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                               (Face of Security)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF SUCH DEBENTURE) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH

--------

1 This paragraph should be included only if the Debenture is issued in global form.

HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE DEBENTURE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS DEBENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                         AMERICAN RESTAURANT GROUP, INC.
                        12% SENIOR SUBORDINATED DEBENTURE
                                    DUE 2003

NO.                                                                 $___________
CUSIP NO.

         American Restaurant Group, Inc., a Delaware corporation (the "Company"), as obligor, for value received promises to pay to ______________ or registered assigns, the 110% of the principal sum of Dollars on August 15, 2003. Interest Payment Dates: February 15 and August 15. Record Dates: February 1 and August 1 (whether or not a Business Day).

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

                                            Dated:

                                            AMERICAN RESTAURANT GROUP, INC.

                                            By:_________________________________
                                                   Name:
                                                   Title:

                                            By:_________________________________
                                                   Name:
                                                   Title:

Trustee's Certificate of Authentication:

This is one of the Debentures referred to in the within-mentioned Indenture:

[                             ], as Trustee

By:________________________________________
    Authorized Signature

                               (Back of Security)

                        12% SENIOR SUBORDINATED DEBENTURE
                                    DUE 2003

         1. Interest. American Restaurant Group, Inc., a Delaware corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Debenture at the rate and in the manner specified below.

         The Company shall pay, in cash, interest on the principal amount of this Debenture, at the rate of 12% per annum. The Company shall pay interest semi-annually on February 15 and August 15 of each year, and on the maturity date, commencing on ______ __, ____, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

         Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 24, 1998. To the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate.

         For all purposes hereunder, the rate of interest on the Debentures shall be automatically increased in the following events: (i) if at the end of any fiscal quarter of the Company, the Maintenance Test Ratio exceeds the Maximum Test Ratio for that fiscal quarter, then for the period during the immediately succeeding quarter, the rate of interest on the Debentures shall be 13.5% for the first two quarters for which the Maximum Test Ratio is exceeded (whether or not such fiscal quarters are consecutive) and 15% for any other quarter thereafter for which the Maximum Test Ratio is exceeded or (ii) if (1) interest on the Debentures is in arrears and unpaid for any quarterly period,
(2) the Company defaults in the payment of the principal on any Debenture when the same becomes due and payable at maturity, (3) the Company breaches any of the covenants contained in the Indenture concerning restricted payments, sales of assets, affiliate transactions, mergers and sales of assets, or (4) a breach or violation of any other provision contained in the Indentures occurs which materially affects the Holders and such breach or violation continues for a period of 30 days or more after receipts of notices from a majority of the Holders of the Debentures, the rate of interest on the Debentures shall be 15% for the period during which such events continue.

         2. Method of Payment. The Company shall pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the record date next preceding the Interest

Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Debenture to a Paying Agent to collect principal payments. The Company shall pay interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay interest by check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Debentures under an Indenture dated as of ________ __, ____ (the "Indenture") among the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code SectionSection 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Debentures. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Debentures are limited to $80,000,000 in aggregate outstanding principal amount.

         5. Optional Redemption. The Debentures will be redeemable (subject to restrictions with respect to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on not less than 30 nor more than 60 days' prior notice, at 110% of the aggregrate principal amount of then outstanding Debentures, plus, without duplication, all accrued and unpaid interest, if any, to the date of redemption.

         6. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Debenture or portion of a Debenture selected for redemption or (ii) of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         7. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

         8. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Debentures may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures). Without the consent of any Holders, the Indenture and the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to make any change that would provide any additional rights or benefits to the Holders of the Debentures, or that does not adversely affect the legal rights under the Indenture of any Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         9. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare by written notice to the Company and the Trustee all the Debentures to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

         10. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         11. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or controlling person of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

         12. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: American Restaurant Group, Inc., 450 Newport Center Drive, 6th Floor, Newport Beach, CA 92660, Attention: Vice President - Finance.

THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

ASSIGNMENT FORM

         To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:____________________

                                    Your Signature:_____________________________
                                            (Sign exactly as your name appears
                                             on the face of this Debenture)

Signature Guarantee*

----------------

* NOTICE:         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                  (1)      The Securities Transfer Agent Medallian Program
                           (STAMP);

                  (2)      The New York Stock Exchange Medallian Program (MSP);

                  (3)      The Stock Exchange Medallian Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Debenture purchased by the Company pursuant to Section 4.8 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________

Date:__________________________

                                    Your Signature:_________________________
                                            (Sign exactly as your name appears
                                             on the face of this Debenture)

Signature Guarantee*

--------------

* NOTICE:         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                  (1)      The Securities Transfer Agent Medallian Program
                           (STAMP);

                  (2)      The New York Stock Exchange Medallian Program (MSP);

                  (3)      The Stock Exchange Medallian Program (SEMP).

                SCHEDULE OF EXCHANGES OF DEFINITIVE DEBENTURES**

         The following exchanges of a part of this Global Debenture for Definitive Debentures have been made:

                                                                      Principal Amount of
                    Amount of decrease       Amount of increase       this Global              Signature of autho-
                    in Principal Amount      in Principal Amount      Debenture following      rized signatory of
                    of this Global           of this Global           such decrease (or        Trustee
Date of Exchange    Debenture                Debenture                increase)
------------------------------------------------------------------------------------------------------------------


--------

       THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                                                       EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF DEBENTURES

RE: [ ]% SENIOR SUBORDINATED DEBENTURES DUE 2003 (THE "DEBENTURES") OF AMERICAN RESTAURANT GROUP, INC.

         THIS CERTIFICATE RELATES TO $______ PRINCIPAL AMOUNT OF DEBENTURES HELD IN * |_| BOOK-ENTRY OR * |_| DEFINITIVE FORM BY _______________________ (THE
"TRANSFEROR").

THE TRANSFEROR, BY WRITTEN ORDER, HAS REQUESTED THE TRUSTEE:

|_| TO DELIVER IN EXCHANGE FOR ITS BENEFICIAL INTEREST IN THE GLOBAL DEBENTURE HELD BY THE DEPOSITORY, A DEBENTURE OR DEBENTURES IN DEFINITIVE, REGISTERED FORM OF AUTHORIZED DENOMINATIONS AND AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO ITS BENEFICIAL INTEREST IN SUCH GLOBAL DEBENTURE (OR THE PORTION THEREOF INDICATED ABOVE); OR

|_| TO EXCHANGE OR REGISTER THE TRANSFER OF A DEBENTURE OR DEBENTURES. IN CONNECTION WITH SUCH REQUEST AND IN RESPECT OF EACH SUCH DEBENTURE, THE TRANSFEROR DOES HEREBY CERTIFY THAT TRANSFEROR IS FAMILIAR WITH THE INDENTURE RELATING TO THE ABOVE CAPTIONED DEBENTURES AND, THE TRANSFER OF THIS DEBENTURE DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BECAUSE SUCH DEBENTURE:

|_|      IS BEING ACQUIRED FOR THE TRANSFEROR'S OWN ACCOUNT, WITHOUT TRANSFER;

|_|      IS BEING TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT;

|_| IS BEING TRANSFERRED TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN RELIANCE ON SUCH RULE 144A;

|_| IS BEING TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT;**

|_|      IS BEING TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT;**
         OR

|_| IS BEING TRANSFERRED PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (EXPLAIN: ).**

                                              [INSERT NAME OF TRANSFEROR]

                                            BY:_______________________________

DATE:_____________________

*        CHECK APPLICABLE BOX.

** IF THIS BOX IS CHECKED, THIS CERTIFICATE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL TO THE

         EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT.

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                  INDENTURE SECTION

310(A)(1)...................................................................7.10
      (A)(2)................................................................7.10
      (A)(3)................................................................N.A.
      (A)(4)................................................................N.A.
      (A)(5)................................................................7.10
      (B)..............................................................7.8; 7.10
      (C)...................................................................N.A.
311(A)......................................................................7.11
      (B)...................................................................7.11
      (C)...................................................................N.A.
312(A).......................................................................2.5
      (B)...................................................................11.3
      (C)...................................................................11.3
313(A).......................................................................7.6
      (B)(1).................................................................7.6
      (B)(2).................................................................7.6
      (C)....................................................................7.6
      (D)....................................................................7.6
314(A)..................................................................4.3; 4.4
      (B)....................................................................N.A
      (C)(1)................................................................11.4
      (C)(2)................................................................11.4
      (C)(3)................................................................N.A.
      (D)...................................................................N.A.
      (E)...................................................................11.5
      (F)...................................................................N.A.
315(A)....................................................................7.1(2)
      (B)....................................................................7.5
      (C).................................................................7.1(1)
      (D).................................................................7.1(3)
      (E)...................................................................6.11
316(A)(LAST SENTENCE)........................................................2.9
      (A)(1)(A)..............................................................6.5
      (A)(1)(B)..............................................................6.4
      (A)(2)................................................................N.A.
      (B)....................................................................9.2
      (C)....................................................................9.4
317(A)(1)....................................................................6.8
      (A)(2).................................................................6.9
      (B)....................................................................2.4
318(A)......................................................................11.1
      (B)...................................................................N.A.
      (C)...................................................................11.1

N.A. MEANS NOT APPLICABLE.

*THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.

                                TABLE OF CONTENTS

                                                                            Page

                                           ARTICLE 1
                                 DEFINITIONS AND INCORPORATION
                                         BY REFERENCE........................  1
Section 1.1.  Definitions....................................................  1
Section 1.2.  Other Definitions..............................................  9
Section 1.3.  Incorporation by Reference of Trust Indenture Act..............  9
Section 1.4.  Rules of Construction.......................................... 10

                                           ARTICLE 2
                                        THE DEBENTURES....................... 10
Section 2.1.  Form and Dating................................................ 10
Section 2.2.  Execution and Authentication................................... 11
Section 2.3.  Registrar, Paying Agent and Depository......................... 12
Section 2.4.  Paying Agent to Hold Money in Trust............................ 12
Section 2.5.  Holder Lists................................................... 12
Section 2.6.  Transfer and Exchange.......................................... 13
Section 2.7.  Replacement Debentures......................................... 16
Section 2.8.  Outstanding Debentures......................................... 16
Section 2.9.  Treasury Debentures............................................ 16
Section 2.10.  Temporary Debentures.......................................... 17
Section 2.11.  Cancellation.................................................. 17
Section 2.12.  Defaulted Interest............................................ 17
Section 2.13.  Legends....................................................... 18

                                           ARTICLE 3
                                          REDEMPTION......................... 18
Section 3.1.  Notices to Trustee............................................. 18
Section 3.2.  Selection of Debentures to Be Redeemed......................... 19
Section 3.3.  Notice of Redemption........................................... 19
Section 3.4.  Effect of Notice of Redemption................................. 20
Section 3.5.  Deposit of Redemption Price.................................... 20
Section 3.6.  Debentures Redeemed in Part.................................... 20
Section 3.7.  Optional Redemption............................................ 21

                                           ARTICLE 4
                                           COVENANTS......................... 21
Section 4.1.  Payment of Debentures.......................................... 21
Section 4.2.  Maintenance of Office or Agency................................ 21
Section 4.3.  Reports........................................................ 22
Section 4.4.  Compliance Certificate......................................... 23

                                                                            PAGE

Section 4.5.  Taxes.......................................................... 24
Section 4.6.  Stay, Extension and Usury Laws................................. 24
Section 4.7.  Limitation on Restricted Payments.............................. 24
Section 4.8.  Limitation on Asset Sales...................................... 25
Section 4.9.  Limitation on Transactions With Affiliates..................... 26
                 ............................................................ 27

                                           ARTICLE 5
                                          SUCCESSORS......................... 27
Section 5.1.  When the Company May Merge, etc................................ 27
Section 5.2.  Successor Substituted.......................................... 28

                                           ARTICLE 6
                                     DEFAULTS AND REMEDIES................... 29
Section 6.1.  Events of Default.............................................. 29
Section 6.2.  Acceleration................................................... 31
Section 6.3.  Other Remedies................................................. 31
Section 6.4.  Waiver of Past Defaults........................................ 31
Section 6.5.  Control by Majority............................................ 32
Section 6.6.  Limitation on Suits............................................ 32
Section 6.7.  Rights of Holders to Receive Payment........................... 33
Section 6.8.  Collection Suit by Trustee..................................... 33
Section 6.9.  Trustee May File Proofs of Claim............................... 33
Section 6.10.  Priorities.................................................... 34
Section 6.11.  Undertaking for Costs......................................... 34

                                           ARTICLE 7
                                            TRUSTEE.......................... 34
Section 7.1.  Duties of Trustee.............................................. 34
Section 7.2.  Rights of Trustee.............................................. 35
Section 7.3.  Individual Rights of Trustee................................... 36
Section 7.4.  Trustee's Disclaimer........................................... 36
Section 7.5.  Notice of Defaults............................................. 37
Section 7.6.  Reports by Trustee to Holders.................................. 37
Section 7.7.  Compensation and Indemnity..................................... 37
Section 7.8.  Replacement of Trustee......................................... 38
Section 7.9.  Successor Trustee by Merger, etc............................... 39
Section 7.10.  Eligibility; Disqualification................................. 39
Section 7.11.  Preferential Collection of Claims Against Company............. 39

                                           ARTICLE 8
                                  SATISFACTION AND DISCHARGE................. 40

                                                                            PAGE
Section 8.1.  Discharge; Option to Effect Legal Defeasance or Covenant
                 Defeasance.................................................. 40
Section 8.2.  Legal Defeasance and Discharge................................. 40
Section 8.3.  Covenant Defeasance............................................ 40
Section 8.4.  Conditions to Legal or Covenant Defeasance..................... 41
Section 8.5.  Deposited Cash and U.S. Government Obligations to be Held in
                 Trust; Other Miscellaneous Provisions....................... 42
Section 8.6.  Repayment to the Company....................................... 42
Section 8.7.  Reinstatement.................................................. 43

                                           ARTICLE 9
                                          AMENDMENTS......................... 43
Section 9.1.  Without Consent of Holders..................................... 43
Section 9.2.  With Consent of Holders........................................ 44
Section 9.3.  Compliance with Trust Indenture Act............................ 45
Section 9.4.  Revocation and Effect of Consents.............................. 45
Section 9.5.  Notation on or Exchange of Debentures.......................... 46
Section 9.6.  Trustee to Sign Amendments, etc................................ 46

                                          ARTICLE 10
                                         MISCELLANEOUS....................... 46
Section 10.1.  Trust Indenture Act Controls.................................. 46
Section 10.2.  Notices....................................................... 46
Section 10.3.  Communication by Holders with Other Holders................... 47
Section 10.4.  Certificate and Opinion as to Conditions Precedent............ 48
Section 10.5.  Statements Required in Certificate or Opinion................. 48
Section 10.6.  Rules by Trustee and Agents................................... 48
Section 10.7.  Legal Holidays................................................ 49
Section 10.8.  No Recourse Against Others.................................... 49
Section 10.9.  Governing Law................................................. 49
Section 10.10.  No Adverse Interpretation of Other Agreements................ 50
Section 10.11.  Successors................................................... 50
Section 10.12.  Severability................................................. 50
Section 10.13.  Counterpart Originals........................................ 50
Section 10.14.  Table of Contents, Headings, etc............................. 50

SIGNATURES

EXHIBIT A -      FORM OF DEBENTURE...........................................A-1

EXHIBIT B -      CERTIFICATE OF TRANSFEROR...................................B-1